UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 6, 2008

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 6, 2008 iCAD, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2008, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, approved the following fiscal 2007 bonuses for the Company’s executive officers, which will be paid in March 2008: Kenneth Ferry, Chief Executive Officer - $268,125; Darlene Deptula-Hicks, Executive Vice President of Finance and Chief Financial Officer - $132,000; Jeffrey Barnes, Senior Vice President of Sales - $120,000; Jonathan Go, Senior Vice President of Research and Development - $117,000; and Stacey Stevens, Senior Vice President of Marketing and Strategy - $108,000.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 referenced below is being furnished pursuant to Item 2.02, is not to be considered filed under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

(d)   Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of iCAD, Inc., dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By:  /s/ Darlene M. Deptula-Hicks
Darlene M. Deptula-Hicks
        Executive Vice President of Finance,
        Chief Financial Officer
Date: March 11, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of iCAD, Inc., dated March 6, 2008.